UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

On December 16, 2016, MeetMe, Inc. (the “Company”) held its annual meeting of stockholders. Proposals to be voted on by stockholders included:

1.	To elect five members to our Board of Directors (the “Board”);

2.

To approve, on an advisory basis, the Company’s named executive officer compensation as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on November 21, 2016 (the “2016 Proxy Statement”);

3.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4.	To approve the amendment and restatement of the Company’s 2012 Omnibus Incentive Plan in the form presented in the 2016 Proxy Statement.

There were outstanding 58,811,746 shares of common stock each share being entitled to vote. 45,653,108 votes (77.62% of the outstanding shares) were cast. The results for each of the proposals were as follows:

1.	Election of Directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are elected and qualified:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Jean Clifton	22,751,142	529,852	87,522	22,284,592
Geoffrey Cook	23,185,353	98,995	84,168	22,284,592
Ernesto Cruz	18,442,477	4,838,885	87,154	22,284,592
Spencer Rhodes	22,845,856	436,901	85,759	22,284.592
Jason Whitt	18,904,250	4,378,198	86,068	22,284,592

2.	Approval, on an advisory basis, of the Company’s named executive officer compensation as disclosed in the 2016 Proxy Statement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,844,064	3,346,467	177,985	22,284,592

3.	Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

FOR	AGAINST	ABSTAIN
44,198,312	982,056	472,740

4.	Approval of the amendment and restatement of the Company’s 2012 Omnibus Incentive Plan as presented in the 2016 Proxy Statement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,593,103	5,583,167	192,246	22,284,592

The information in this Item 5.07 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities & Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: December 16, 2016	By: /s/ Geoffrey Cook
Name: Geoffrey Cook
Title: Chief Executive Officer